Exhibit 10.7.4
Execution Copy
`Dated 5 day of April 2005
(1) REDGATE MEDIA (HK) LIMITED,
(2) JIN YUE
and
(3) CHEN FUJUN
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LOAN CONTRACT
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THIS LOAN CONTRACT (this “Contract”) is made on this 5th day of April, 2005
BETWEEN:
(1)	REDGATE MEDIA (HK) LIMITED, a company incorporated with limited liability in Hong Kong and having its registered office at Room 2703, 27/F., the Centrium, 60 Wyndham Street, Central, Hong Kong (“Party A”);

(2)	JIN YUE, a citizen of the People’s Republic of China (“China” or the “PRC”) whose PRC identity card number is 10102196705030412, and whose residential address is 3-1-1104, 15A Wanshou Road, Haidian District, 100036, Beijing, PRC (“Party B”); and

(3)	CHEN FUJUN, a citizen of the PRC whose PRC identity card number is 110102192712050448, and whose residential address is 3-1-1104, 15A Wanshou Road, Haidian District, 100036, Beijing, PRC (“Party C”).
Each of Party A, Party B and Party C is referred to hereinafter as a “Party” and collectively the “Parties.” Each of Party B and Party C is also referred to hereinafter as a “Borrower” and collectively as the “Borrowers.”
WHEREAS:
(A)	Party B wishes to acquire 60% of the entire equity interest in Redgate Wanli International Advertising (Beijing) Company Limited ( (the “Company”) (“Party B’s Interest”) and Party C wishes to acquire remaining 40% equity interest in the Company (“Party C’s Interest”, together with Party B’s Interest, the “Equity Interest”).

(B)	Each of Party B and Party C is desirous to borrow a loan from Party A, and Party A has agreed to provide the loan to Party B and Party C on an interest-free basis, for the sole purpose of acquiring the Equity Interest.

(C)	Simultaneously with the execution of this Contract, Party B and Party C will execute (1) an option deed with Party A and the Company with regard to the grant to Party A, inter alia, an exclusive right to purchase the Equity Interest (the “Option Deed”), a copy of which is attached hereto as Appendix A, and (2) an equity interest pledge contract with regard to the grant of security for the performance by Party B and Party C of their respective obligations under this Contract and the Option Deed to a wholly owned subsidiary of Party A (the “Equity Interest Pledge Contract”).
AGREEMENT:
1.	DEFINITIONS AND INTERPRETATIONS

1.1	In this Contract, unless the context otherwise requires, the following words and expressions shall have the following meanings :-

“Encumbrance”	means (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any person, including without limitation any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (ii) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any person, (iii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any person and (iv) any adverse claim as to title, possession or use;

“Hong Kong”	The Hong Kong Special Administrative Region of the PRC;

“Person”	An individual, corporation, joint venture, partnership, enterprise, trust or unincorporated association; and

“RMB”	Renminbi, the lawful currency of the PRC from time to time.
1.2	For the purposes of interpretation of the provisions herein: -
1.2.1	Words importing the singular shall include the plural and vice versa.

1.2.2	Where any provision contains the expression “and/or” then this shall mean that the relevant provision may apply to either or both of the parties or matters that such expression shall connect.

1.2.3	The headings used herein are inserted for convenience only and shall not be used to interpret, construe or otherwise affect the meaning of the provisions of this Contract.

1.2.4	The Appendices attached hereto shall constitute an integral part of this Contract and shall have the same legal effect as this Contract.

1.2.5	A reference to a day herein means a calendar day.

2.	AMOUNT AND REPAYMENT OF THE LOAN

2.1	Subject to the terms and conditions of this Contract, Party A agrees to extend a loan to Party B in an aggregate principal amount of RMB600,000 (“Party B’s Loan”) to fund Party B’s purchase of Party B’s Interest and a loan to Party C in an aggregate principal amount of RMB400,000 (“Party C’s Loan”, together with Party B’s Loan, collectively, the “Loan”) to fund Party C’s purchase of Party C’s Interest.

2.2	The Parties agree that the Loan shall be interest free.

2.3	The Loan shall be deemed to have been provided to Party B and Party C on the date on which the Loan is paid into the respective bank accounts of Party B and Party C designated in writing.

2.4	The Parties agree that each of the Borrowers shall repay his Loan to Party A in one lump sum in Hong Kong dollars or such other currency as Party A may determine within ten days after the date on which Party A informs such Borrower that the Loan owed by him is due and payable. If a Borrower is in breach of the representations and warranties set forth in Clause 3 hereof or the covenants set forth in Clause 4 hereof, the Loan owed by him shall be deemed immediately due on the date of such breach and such Borrower shall immediately repay his Loan to Party A in one lump sum.

2.5	If either Borrower defaults in paying the loan or otherwise breaches this Contract, Party A’s recourse with respect to such default or other breach shall be limited to exercising its right with respect to such Borrower’s equity interest in the Company in accordance with the Equity Interest Pledge Contract.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Each Party represents and warrants to each other Party as follows as of the date of this Contract:
3.1.1	it/he has the power to execute and deliver this Contract and to perform its/his obligations hereunder. Once executed, this Contract shall constitute its/his legal, valid and binding obligations enforceable against it/him in accordance with its terms; and

3.1.2	to its/his best knowledge, neither the execution and delivery of this Contract nor the performance of its/his obligations under this Contract will: (i) result in a violation of any applicable laws of the PRC; (ii) result in the breach of, or constitute a default under, any contract or instrument to which it/he is a party or by which it/he may be bound; (iii) result in any violation of any conditions imposed with respect to the grant and/or continued validity of any license or approval issued to it/him; or (iv) result in suspension or withdrawal of, or imposition of conditions with respect to, any license or approval issued to it/him.
3.2	Each of the Borrowers represents, undertakes and warrants to Party A as follows as of the date of this Contract:-
3.2.1	the Loan extended to him will be used solely for the purpose of acquiring the Equity Interest to be subscribed by him;

3.2.2	no civil or criminal claims, actions, suits, investigations, litigation, arbitration or administrative proceedings is currently taking place or pending or may take place against him or with respect to any of Equity Interest to be acquired by him;

3.2.3	upon his acquisition of the Company, he shall be the legal and beneficial owner of and have good and marketable title to the Equity Interest owned by him, free and clear of any Encumbrance;

3.2.4	the registered capital of the Company is RMB 1,000,000 has been fully paid; and

3.2.5	no order has been made and no resolution has been passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and no petition has been presented and no meeting has been convened for the purpose of winding up the Company. No receiver has been appointed in respect of the Company or all or any of its assets. No distress, execution or other process has been levied on any of the assets of the Company, and the Company is neither insolvent nor unable to pay its debts as they fall due.
3.3	The representations and warranties set out in this Clause 3 shall be deemed to be repeated on each Closing Date (as defined in the Option Deed).

4.	COVENANTS

4.1	Each of the Borrowers hereby covenants that he will furnish to Party A, within 10 days after the end of each month after the acquisition of the Company, with financial statements of the Company and such additional information as Party A may from time to time reasonably request.

4.2	Each of the Borrowers further covenants that, during the term of this Contract (including any extension hereof), he shall use his rights as shareholder of the Company and cause any director nominated by him to use all his/her rights as director to procure that the Company shall do or not do, as the case may be, the following; provided that all actions undertaken by personnel seconded to the Company by Party A or its Affiliates shall be deemed to have been undertaken with the prior consent of Party A:
4.2.1	not supplement, vary or amend its articles of association and not increase or reduce its registered capital in any manner or change the structure of its registered capital in any manner without Party A’s prior written consent;

4.2.2	maintain the Company’s existence and operate its business and affairs with due diligence and efficiency and in accordance with sound financial and commercial standards and practices;

4.2.3	without Party A’s prior written consent, not incur, assume, guarantee or permit to exist any indebtedness except (a) indebtedness arising in the ordinary course of its business and not by way of borrowing; and (b) indebtedness which has been agreed by Party A in advance in writing;

4.2.4	not, at any time from the date hereof, sell, assign, mortgage or otherwise dispose of, or create any other Encumbrance over, the legal or beneficial interest in any of the Company’s assets, business or revenue without Party A’s prior written consent;

4.2.5	at all times, conduct all business in the ordinary course of business so as to maintain the value of the assets of the Company;

4.2.6	not enter into any material contracts without Party A’s prior written consent, except in the ordinary course of business (for the purposes of this paragraph, a contract is deemed to be material if it carries a value exceeding an amount of RMB10,000 or has a term of more than one year);

4.2.7	not, without Party A’s prior written consent, enter into any agreement, arrangement, commitment or understanding to, or actually acquire all or part of the substantial assets of any third party;

4.2.8	not, without Party A’s prior written consent, enter into any agreement, arrangement, commitment or understanding to, or actually sell, lease, or otherwise dispose of any assets of the Company except in the ordinary course of business;

4.2.9	enter into any agreement, arrangement, commitment or understanding to, or actually, assume, guarantee, endorse or otherwise become liable for the obligation of any third party or other entity;

4.2.10	not make any loan or grant any credit to any Person without Party A’ prior written consent;

4.2.11	furnish to Party A all information pertaining to the operation and financial condition of the Company as Party A may request;

4.2.12	maintain insurance at all times with insurance companies acceptable to Party A in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties or assets as the Company;

4.2.13	not merge or consolidate with, or acquire or make any investment in any Person without Party A’s prior written consent;

4.2.14	notify Party A immediately of the occurrence or potential occurrence of any litigation, arbitration or administrative proceedings with respect to the Company’s assets, business and revenue;

4.2.15	execute all documents, perform all acts and prosecute or defend all claims as may be necessary or advisable to maintain the Company’s title to all of its assets;

4.2.16	not distribute any dividends to the Borrowers in any manner without Party A’s prior written consent but, upon Party A’s request, immediately distribute all of its distributable profits attributable to the Borrowers;

4.2.17	appoint one or several Persons designated by Party A to act as directors of the Company;

4.2.18	not approve each transfer of an Equity Interest other than a transfer of an Equity Interest in accordance with the Option Deed and Equity Interest Pledge Contract; and

4.2.19	not approve the sale, assignment, pledge, or otherwise disposal of, or creation of any other Encumbrance over, the legal or beneficial interest in any part of the Equity Interest without the prior written consent of Party A, except for the approval of the pledge of the equity interest pursuant to the Equity Interest Pledge Contract.

4.3	Each of the Borrowers further covenants to Party A that he shall:
4.3.1	not at any time from the date hereof sell, assign, mortgage, or otherwise dispose of, or create any other Encumbrance over, the legal or beneficial interest in any part of the Equity Interest without the prior written consent of Party A, except for the pledge of the equity interest pursuant to the Equity Interest Pledge Contract;

4.3.2	execute all documents, perform all acts and prosecute or defend all claims as may be necessary or advisable to maintain his title to the Equity Interest;

4.3.3	comply strictly with the provisions of this Contract and the Equity Interest Pledge Contract and perform the obligations hereunder and thereunder and not do or omit to do any acts to affect the validity and enforceability hereof and thereof;

4.3.4	not, without Party A’s prior written consent, appoint or remove any director of the Company;

4.3.5	not, without Party A’s prior written consent, appoint or remove any senior management personnel or any key personnel of the Company;

4.3.6	not, without Party A’s prior written consent, approve the terms of employment of the senior management personnel and key personnel of the Company;

4.3.7	cause the pledge of the Equity Interest provided under the Equity Interest Pledge Contract by the Borrowers to Party A to be recorded on the Company’s register of members;

4.3.8	upon his acquisition of his Equity Interest, he shall provide to Party A with a certificate from the Company evidencing his ownership of the Equity Interest and, at the request of Party A, an equity interest transfer contract, in a form satisfactory to Party A, for the purpose of transferring his Equity Interest to Party A or its nominee(s) pursuant to the terms of this Contract and the Equity Interest Pledge Contract;

4.3.9	he will, at any time and at Party A’s expense, defend the Equity Interest against any third party claims; and

4.3.10	he shall do or cause to be done all such acts, and execute or cause to be executed any necessary documents and registrations, such that the transactions contemplated hereunder are effected in a legal and valid manner.

4.4	Party A shall indemnify and hold harmless the Borrowers from and against any loss, damage, liability expense or cost arising out of any action undertaken by the Company, its Affiliates or any personnel seconded to the Company by Party A or its Affiliates with respect to the operations and/or assets of the Company.

5.	GOVERNING LAW AND DISPUTE RESOLUTION

5.1	Governing Law

The execution, validity, interpretation and performance of and resolution of disputes under this Contract shall be governed by laws of Hong Kong.

5.2	Dispute Resolution
5.2.1	Any dispute, controversy or claim arising out of or relating to this Contract, or the performance, interpretation, breach, termination or validity hereof, shall be resolved first through friendly consultation. Such consultation shall begin immediately after one Party has delivered to the other Party a written request for such consultation stating specifically the nature of the dispute, controversy or claim. If within 30 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Party.

5.2.2	The arbitration shall be conducted in Singapore under the auspices of Singapore International Arbitration Centre (the “Centre”). There shall be three arbitrators. The claimant(s) (jointly, if there is more than one claimant) and the respondent(s) (jointly, if there is more than one respondent) in the dispute shall each select one arbitrator within 30 days after giving or receiving the demand for arbitration, provided, that, if Party A is a party to the dispute, Party A shall appoint one arbitrator, and the Borrowers shall appoint the other arbitrator. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. If the claimant(s) or the respondent(s) do not appoint an arbitrator within 30 days after giving or receiving the demand for arbitration, the relevant appointment shall be made by the Chairman of the Centre. The third arbitrator shall be selected by the Chairman of the Centre.

5.2.3	The arbitration proceedings shall be conducted in Chinese and English. The arbitration tribunal shall apply the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Clause, the provisions of this Clause shall prevail. Each Party shall cooperate with the other Party in making full disclosure of and providing all information and documents requested by the other Party in connection with such proceedings, subject only to any confidentiality obligations binding on such Party. The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and the winning Party may, at the cost and expense of the losing Party, apply to any court of competent jurisdiction for enforcement of such award.

5.2.4	In order to preserve its/his rights and remedies, any Party shall be entitled to seek preservation of property in accordance with law from any court of competent jurisdiction or from the arbitration tribunal pending the final decision or award of the arbitration tribunal. During the period when a dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue their implementation of this Contract.

5.2.5	Each Party irrevocably consents to the service of process, notices or other papers in connection with or in any way arising from the arbitration or the enforcement of any judgment or arbitral award, by use of any of the methods and to the addresses set forth in Clause 6 hereof for the giving of notices. Nothing contained herein shall affect the right of any Party to serve such processes, notices or other papers in any other manner permitted by applicable law.
6.	NOTICES

Notices or other communications required to be given by any Party pursuant to this Contract shall be written in Chinese or English and delivered in person or sent in letter form or by facsimile to the address of the other Party set forth below or to such other address as may from time to time be designated by the other Party through notification to such Party. The dates on which notices shall be deemed to have been effectively given shall be determined as follows: (a) notices given by personal delivery shall be deemed effectively given on the date of delivery; (b) notices given in letter form shall be deemed effectively given on the tenth day after the date mailed (as indicated by the postmark) by registered airmail, postage prepaid, or the fourth day after delivery to an internationally recognized courier service; and (c) notices given by facsimile shall be deemed effectively given at the time of receipt as indicated on the transmission confirmation slip of the document in question.

Party A	: REDGATE MEDIA (HK) LIMITED
Address	: Room 2703, 27/F., The Centrium, 60 Wyndham Street, Central, Hong Kong
Telephone	: (852) 8106-8255

Facsimile	: (852) 8106-8655
Attention	:

Party B	: Jin Yue
Address	: 3-1-1104, 15A Wanshou Road, Haidian District Beijing, PRC
Zip Code	: 100036
Telephone	: (86 10) 6823-8712
Facsimile	: (86 10) 6823-2772

Party C	: Chen Fujun
Address	: 3-1-1104, 15A Wanshou Road, Haidian District Beijing, PRC
Zip Code	: 100101
Telephone	: (86 10) 68238712
Facsimile	: (86 10) 6823-2772
7.	MISCELLANEOUS

7.1	Change of Law

If, after the date this Contract is signed, any central or local government organ of the PRC makes any change in any provision of any PRC national or local law, regulation, decree or provision, including amendment, supplement or repeal of an existing law, regulation, decree or provision, or introduces a different interpretation or method of implementation of an existing law, regulation, decree or provision (each, a “Change”), or promulgates a new law, regulation, decree or provision (each, a “New Provision”), the following shall apply:
7.1.1	If a Change or a New Provision is more favorable to either of the Parties than the relevant laws, regulations, decrees or provisions in effect on the date this Contract is signed (and the other Party is not materially and adversely affected thereby), the Parties shall promptly apply to receive the benefits of such Change or New Provision. The Parties shall use their best efforts to cause such application to be approved.

7.1.2	If, because of such Change or New Provision, the economic benefits of the Parties under this Contract are materially and adversely affected, directly or indirectly, then this Contract shall continue to be implemented in accordance with its original terms. If the adverse effect on the affected Party’s economic interests cannot be resolved pursuant hereto, upon notice by the affected Party to the other Party, the Parties shall consult promptly and make all such amendments to this Contract as are required to maintain the affected Party’s economic benefits hereunder.

7.2	Amendment

Amendments, modifications and supplements to this Contract must be made by a written agreement signed by each Party or its duly authorized representative(s).

7.3	No Assignment

The Borrowers shall not assign part or all of this Contract without Party A’s prior written consent.

7.4	Entire Agreement

Except as set forth in the following sentence and except for written amendments, supplements or modifications made after the execution of this Contract, this Contract constitutes the entire agreement between the Parties with respect to the subject matter of this Contract and supersede all prior negotiations, representations and contracts, either oral or written, in respect of the subject matter of this Contract.

7.5	Counterpart

This Contract shall be written in Chinese and English and executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument. The two language texts shall have equal validity and legal effect. Each Party acknowledges that it/he has reviewed both language texts of this Contract and that they are the same in all material respects.

7.6	Severability

In the event any one or more of the provisions contained in this Contract should be held under any law or regulation to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7.7	Successors and Assigns

This Contract shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Parties.

7.8	Survival

7.8.1	Any obligations arising under this Contract that are accrued or due prior to termination of this Contract shall survive such termination.

7.8.2	The provisions of Clauses 5, 6 and 7 shall survive the termination of this Contract.
7.9	Waiver

Any waiver of the terms and conditions of this Contract may be made by any Party if reduced to writing and signed by the Parties. A Party that in a particular situation waives its/his rights in respect of a breach of contract by the other Party shall not be deemed to have waived its/his rights against the other Party for a similar breach of contract in other situations.

7.10	Expenses

Party A shall bear any and all transfer and registration taxes, fees and expenses incurred by, or imposed on, either Party in connection with the preparation and execution of this Contract and the consummation of the transactions contemplated hereby according to any applicable law.

7.11	Remedies
7.11.1	The Parties acknowledge that damages may not be an adequate remedy for losses incurred by reason of a breach of this Contract. Each Party shall have the right to an injunction or other relief enjoining any breach of this Contract and enforcing specifically the terms and provisions hereof, and each Party hereby waives any and all defenses it/he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other relief. The existence of this right will not preclude a Party from pursuing any other rights or remedies that it/he may have under law.

7.11.2	The rights of each Party under this Contract are cumulative and in addition to all other rights or remedies that any Party may otherwise have under law.
7.12	Further Assurances

Each of the Parties agrees to expeditiously execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions and purposes of this Contract.

7.13	No Partnership

Except as expressly provided herein, nothing in this Contract shall constitute or be deemed to constitute a relationship of employer and employee, principal and agent or partnership between the Parties.
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IN WITNESS whereof this Contract has been signed by the Parties or their duly authorized representatives on the date first specified above

SIGNED BY Peter Brack	) /s/ Robert Yung

for and on behalf of	)
REDGATE MEDIA (HK) LIMITED	)
in the presence of: Zhu Ying	) /s/ Zhu Ying

SIGNED BY	) /s/ Jin Yue

JIN YUE	)
in the presence of: Zhu Ying	) /s/ Zhu Ying

SIGNED BY	) /s/ Chen Fujun

CHEN FUJUN	)
in the presence of: Zhu Ying	) /s/ Zhu Ying

Appendix A
Option Deed
[See Exhibit 10.7.5]